Exhibit 10.22

KOSMOS ENERGY LTD.

ANNUAL INCENTIVE PLAN

SECTION 1.  Purpose.  The purpose of the Kosmos Energy Ltd. Annual Incentive Plan (the “Plan”) is to incentivize executives and other employees of Kosmos Energy Ltd. and its subsidiaries and affiliates (collectively, the “Company”) to attain annual performance objectives, thereby furthering the best interests of the Company and its shareholders.

SECTION 2.  Eligibility.  Each employee of the Company (each, a “Participant”) shall be eligible to receive an annual cash bonus under the Plan for each fiscal year during which such Participant is employed with the Company.  Each Participant who is employed for less than a full fiscal year shall be eligible for a pro rata bonus under the Plan for such year.

SECTION 3.  Executive and Senior Manager Bonuses.  For each fiscal year, objective criteria for determining the bonus payable to each Participant who is an executive or senior manager of the Company shall be established by the Compensation Committee of the Company’s Board of Directors (the “Committee”) based on such Participant’s base salary, a specified target bonus percentage, specified key performance indicators, individual performance goals and/or any other objective criteria that the Committee deems appropriate including, without limitation, performance goals based on the performance measures enumerated in Section 9(b) of the Kosmos Energy Ltd. Long Term Incentive Plan (the “LTIP”).  The actual amount of the bonus payable to such Participant shall be approved by the Committee based on the attainment of the applicable objective criteria; provided that the Committee may increase or decrease such amount based on such subjective criteria as the Committee deems appropriate including, without limitation, such Participant’s individual performance.  For each fiscal year, the Committee shall identify the executives and senior managers for purposes of this Section 3.

SECTION 4.  Staff Bonuses.  For each fiscal year, the Committee shall approve a bonus pool for the Participants who are not executives or senior managers of the Company for such year in an amount based on such employees’ base salaries, specified target bonus percentages, specified key performance indicators, individual performance goals and/or any other objective criteria that the Committee deems appropriate including, without limitation, performance goals based on the performance measures enumerated in Section 9(b) of the LTIP.  The Company’s chief executive officer shall recommend for the Committee’s approval the actual amount of each such Participant’s bonus for such year, based on the attainment of the applicable objective criteria and any subjective criteria as the chief executive officer shall deem appropriate including, without limitation, such Participant’s individual performance; provided that the aggregate amount of such bonuses shall not exceed the amount of the bonus pool approved by the Committee for such year.

SECTION 5.  General Provisions.

(a)                                  Maximum Annual Bonus.  In no event shall the annual cash bonus paid under the Plan to any individual Participant for a single fiscal year exceed $10 million.

(b)                                 Restrictions on Transfer.  The rights of a Participant with respect to any bonus under the Plan shall not be transferable other than by will or the laws of descent and distribution.

(c)                                  Tax Withholding.  Whenever a bonus under the Plan is to be paid to a Participant, the Company may withhold therefrom, or from any other amounts payable to or in respect of such Participant, an amount sufficient to satisfy any applicable tax withholding requirements related thereto.

(d)                                 Unfunded Status of Bonuses.  The Plan is intended to constitute an “unfunded” plan.  With respect to any bonus not yet paid to a Participant, nothing contained in the Plan shall give such Participant any rights that are greater than those of a general creditor of the Company.

(e)                                  Amendment and Termination.  The Committee may amend or terminate the Plan at any time.